Exhibit 10.1

EXCHANGE AND SETTLEMENT AGREEMENT

EXCHANGE AND SETTLEMENT AGREEMENT, dated March 16, 2015 (this “Agreement”), is among Speed Commerce, Inc., a Minnesota corporation (the “Company”), and the Investors listed on the signature pages hereto (collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company entered into a Purchase Agreement, dated as of June 2, 2014 (the “Purchase Agreement”), with the Investors party thereto pursuant to which, among other things, the Company has issued to the Investors an aggregate of 3,392,491 shares (the “Old Shares”) of its Series C Preferred Stock, no par value (the “Series C Preferred Stock”), and Series C Warrants (the “Warrants”) to purchase shares of the Company’s common stock, no par value (the “Common Stock”); and

WHEREAS, in connection with the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Old Registration Rights Agreement”) pursuant to which the Company agreed to provide the Investors with certain registration rights; and

WHEREAS, the Company and the Investors believe it is in their respective best interest to exchange the Old Shares, and accrued dividends thereon through March 15, 2015, for shares (the “New Shares”) of the Company’s Series D Preferred Stock, no par value (the “Series D Preferred Stock”), such Series D Preferred Stock to have the relative rights, preferences, limitations and designations set forth in the Certificate of Designation set forth in Exhibit A attached hereto (the “Certificate of Designation”) and to be convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $1.50 per share (subject to adjustment) as provided herein. As provided in the Certificate of Designation, dividends on the Series D Preferred Stock may, at the option of the Company, be payable in additional shares of Series D Preferred Stock (the “PIK Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1. Exchange. As promptly as practicable after the date hereof (the “Closing Date”), and subject to the satisfaction or waiver of the conditions set forth herein, each Investor shall exchange its Old Shares for New Shares (the “Exchange”) in the respective amounts listed on Schedule I. On the Closing Date: (a) the Company shall file the Certificate of Designation with the Secretary of State of Minnesota. (b) the Investors shall deliver to the Company for cancellation the certificates representing the Old Shares to be exchanged hereunder, accompanied by appropriate stock powers executed in blank (without medallion signature guarantees), or, in the event of a lost certificate, a customary indemnification agreement, and (c) upon confirmation that the Certificate of Designation has been filed with the Secretary of State of Minnesota and has become effective, the Company shall issue and deliver to the Investors certificates representing the New Shares, in the amounts and registered in the names set forth on Schedule I, and bearing the same restrictive legend as the Old Shares. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, no later than the second Business Day after the conditions to Closing set forth herein have been satisfied or waived, to the extent permitted by applicable law, or at such other location and on such other date as the Company and the Investors shall mutually agree. As used herein, “Business Day” means a day, other than a Saturday, Sunday or legal holiday, on which commercial banks in New York City are open for the general transaction of business.

Section 2. Registration Rights Agreement. On the Closing Date, the Company and the Investors shall execute and deliver the registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B. This Agreement, the Certificate of Designation and the Registration Rights Agreement are hereinafter collectively referred to as the “Transaction Documents.”

Section 3. Releases.

(a)     Effective as of the Closing, each of the Investors, on their own behalf and on behalf of their respective partners, shareholders, members, managers, investment advisers, directors, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (the “Investor Parties”), hereby releases and forever discharges the Company and its affiliates, parents, subsidiaries, predecessors, successors, assigns, legal representatives, directors, officers, employees, agents and representatives, and any and all persons claiming by or through any of them (collectively, the “Company Parties”) of and from any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising (collectively, “Claims”), which the Investor Parties ever had, now have or may hereafter have against the Company Parties arising on or prior to the Closing Date. The parties’ respective obligations under the Purchase Agreement, the Old Registration Rights Agreement, the Warrants, and the Transaction Documents shall continue in full force and effect. None of the Investor Parties shall institute any action, claim or complaint of whatever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal against any Company Party relating to any Claim which has been released hereby or any contract, agreement, understanding or arrangement that has been canceled hereby.

(b)     Effective as of the Closing, the Company, on its own behalf and on behalf of the Company Parties, hereby releases and forever discharge each of the Investor Parties of and from any and all Claims, which the Company Parties ever had, now have or may hereafter have against the Investor Parties arising on or prior to the Closing Date. The parties’ respective obligations under the Purchase Agreement, the Old Registration Rights Agreement, the Warrants, and the Transaction Documents shall continue in full force and effect. None of the Company Parties shall institute any action, claim or complaint of whatever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal against any Investor Party relating to any Claim which has been released hereby or any contract, agreement, understanding or arrangement that has been canceled hereby.

Section 4. Company Representations. The Company hereby represents and warrants to each of the Investors as follows:

(a)     The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full power and authority to execute and deliver this Agreement and the other Transaction Documents by its shareholders, to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement has been, and the other Transaction Documents, when executed and delivered by the Company in accordance with the terms hereof will be, duly authorized, executed and delivered by the Company and this Agreement constitutes, and the other Transaction Documents, when executed and delivered by the Company in accordance with the terms hereof will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)     Subject to the filing of the Certificate of Designation with the Secretary of State of Minnesota, neither the execution and delivery of this Agreement or the other Transaction Documents by the Company nor the performance by the Company of its obligations hereunder and thereunder will (i) contravene any provision contained in the Articles of Incorporation or Bylaws of the Company, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which the Company is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, “Encumbrances”) on any of the assets or properties of the Company or any subsidiary, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any subsidiary.

(c)     Except for the filing of the Certificate of Designations with the Secretary of State of Minnesota, no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby by the Company, except for customary post-closing filings required pursuant to applicable securities laws which will be made in the ordinary course and.

(d)     Upon the filing of the Certificate of Designation with the Secretary of State of Minnesota, the Shares and the PIK Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement or, in the case of the PIK Shares when issued as provided in the Certificate of Designation, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and will be entitled to the relative rights, powers and preferences set forth in the Certificate of Designation. Upon the due conversion of the Shares and the PIK Shares, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Shares and the PIK Shares.

(e)     The Company will be eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale or other disposition by the Investors as contemplated by the Registration Rights Agreement.

(f)     No commission or remuneration has been paid or given, directly or indirectly, by the Company or any person acting on its behalf for soliciting the Exchange.

Section 5. Investor Representations. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company (as to itself only) as follows:

(a)     It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable. This Agreement has been, and the other Transaction Documents to which it is a party, when executed and delivered by it in accordance with the terms hereof will be, duly authorized, executed and delivered by it and this Agreement constitutes, and the other Transaction Documents to which it is a party, when executed and delivered by it in accordance with the terms hereof will constitute, a valid and binding agreement of such Investor, enforceable against it in accordance with its terms.

(b)     Neither the execution and delivery of this Agreement or the other Transaction Documents to which it is a party nor the performance by it of its obligations hereunder and thereunder will (i) contravene any provision contained in its organizational documents, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which it is a party or by which it is bound or to which any of its assets or properties are subject, or (iii) result in the creation or imposition of any material Encumbrances on the Old Shares held by it.

(c)     No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby by it.

(d)     It is the legal owner of the Old Shares listed on Schedule I hereto as owed by it, free and clear of all Encumbrances except those created pursuant to the Purchase Agreement and the Old Registration Rights Agreement and those imposed generally by applicable securities laws. There are no voting trust arrangements, shareholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to the Old Shares held by it to any person or entity. It has the absolute and unrestricted right, power and capacity to sell the Old Shares as contemplated hereby free and clear of any Encumbrances (except for restrictions imposed generally by applicable securities laws).

(e)     Its representations and warranties contained in Article 5 of the Purchase Agreement (which related to the Old Shares) are also true and correct in all material respects as of the date hereof with respect to the New Shares, the PIK Shares and the Conversion Shares.

Section 6. Conditions to Closing; Termination.

(a)           The obligations of each of the Investors hereunder are subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it (as to itself only):

(i)       The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(ii)      The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, all of which shall be in full force and effect.

(iii)     The Certificate of Designation shall have been filed with the Secretary of State of Minnesota and shall have become effective.

(iv)     The Company shall have delivered to each Investor one or more certificates representing the New Shares acquired by such Investor hereunder, registered in such names as the Investor may have requested, and bearing the same restrictive legend as the Old Shares.

(v)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(vi)     No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(b)          The obligations of the Company hereunder are subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it:

(i)       The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(ii)      The Investors shall have delivered to the Company the certificates representing the Old Shares to be exchanged hereunder, accompanied by appropriate stock powers executed in blank (without medallion signature guarantees), or, in the event of a lost certificate, a customary indemnification agreement.

(c)     The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)       Upon the mutual written consent of the Company and the Investors;

(ii)      By the Company if any of the conditions set forth in Section 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)     By an Investor (with respect to itself only) if any of the conditions set forth in Section 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)     By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to March 20, 2015;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(d)     In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 7. Removal of Legends. In connection with any sale or disposition of Series D Preferred Stock or Conversion Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, the Company shall or, in the case of Common Stock, shall cause the transfer agent for the Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the Conversion Shares becoming freely tradable by a non-affiliate pursuant to Rule 144 the Company shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Investor that Rule 144 applies to the shares of Common Stock represented thereby or (2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act of 1933, as amended. From and after the earlier of such dates, upon an Investor’s written request, the Company shall promptly cause certificates evidencing the Investor’s Series D Preferred Stock to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Series D Preferred Stock shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Investor, the Investor, or any third party on behalf of such Investor or for the Investor’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

Section 8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event that at any time hereafter any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such action without any further consideration therefor.

Section 9. Equitable Remedies. Each of the parties hereto acknowledges that the other parties hereto would suffer immediate and irreparable harm for which an adequate remedy would not be available at law as a result of any breach of this Agreement. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement, each party hereto shall be entitled to an order of specific performance or other injunctive relief against the breaching party in addition to any other rights and remedies to which they may be entitled, whether at law or in equity, and each party hereby irrevocably and unconditionally consents to the entry of an order providing such relief in the event of any breach or threatened breach of the terms hereof by such party. No party shall be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief.

Section 10. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 11. Counterparts; Faxes; Titles and Subtitles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 12. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

Attention: Ryan Urness

Fax: (763) 504-1107

E-mail: ryan.urness@speed commerce.com

With a copy to:

Winthrop & Weinstine, P.A.

Capella Tower, Suite 3500

225 S. 6th Street

Minneapolis, MN 55402

Attention: Philip T. Colton

Fax: (612) 604-6929

E-mail: pcolton@winthrop.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

Section 13. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler LLP not to exceed $25,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements for one counsel on behalf of the Investors, in connection with any amendment, modification or waiver of this Agreement requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

Section 14. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

Section 15. Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 17. Entire Agreement. This Agreement, including the Schedules and Exhibits, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Section 18. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 19. Independent Nature of Investors' Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection herewith and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Company or enforcing its rights hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Section 20. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SPEED COMMERCE, INC.

By:
Name:
Title:

BECKER DRAPKIN PARTNERS (QP), L.P. By: Becker Drapkin Management, L.P, as General Partner

By:
Name:	Steven R. Becker
Title:	Managing Partner

Address for Notice: 300 Crescent Court Suite 1111 Dallas TX 75201 BSOF MASTER FUND, L.P. By: Becker Drapkin Management, L.P, as General Partner

By:
Name:	Steven R. Becker
Title:	Managing Partner

Address for Notice: 300 Crescent Court Suite 1111 Dallas TX 75201 BECKER DRAPKIN PARTNERS, L.P. By: Becker Drapkin Management, L.P, as General Partner

By:
Name:	Steven R. Becker
Title:	Managing Partner

Address for Notice: 300 Crescent Court Suite 1111 Dallas TX 75201

SCHEDULE I

Name of Investor	Old Shares to be Exchanged	New Shares to be Received
Becker Drapkin Partners (QP), L.P.	1,831,946	185,760.7
BSOF Master Fund, L.P.	1,356,996	137,600.4
Becker Drapkin Partners, L.P.	203,549	20,640.0
Total	3,392,491	344,001.1

EXHIBIT A

Form of Series D Preferred Stock Certificate of Designation

EXHIBIT B

Form of Registration Rights Agreement